AMENDMENT NUMBER ONE
TO THE
PAUL MUELLER COMPANY
CONTRACT EMPLOYEES RETIREMENT PLAN
(As Restated Effective January 1, 2000)

Section 9.01 of the Paul Mueller Company Contract Employees Retirement Plan (the "Plan") provides that the Employer may amend the Plan at any time.  In accordance with the provisions of that Section, the Plan is hereby amended as follows:

1.	The definition of "Highly Compensated Employee" in Section 1.02 is revised to read as follows:

HIGHLY COMPENSATED EMPLOYEE shall mean any Employee who: (1) was a 5-percent owner of an Employer at any time during the current or preceding Plan Year, or (2) for the preceding Plan Year, had compensation from an Employer in excess of $80,000.  The $80,000 amount will be adjusted for inflation at the same time and in the same manner as under Code Section 415(d), except that the base period will be the calendar quarter ending September 30, 1996.

2.	The following paragraph is added at the end of the definition of "Leased Employee" in Section 1.02.
This definition of Leased Employee shall apply to Plan Years beginning on or after January 1, 1997.

The changes made to this Amendment shall be effective as of January 1, 1997.

IN WITNESS WHEREOF, Paul Mueller Company has caused this Amendment to be duly executed on its behalf this 11th day of December 2002.

PAUL MUELLER COMPANY
By:	/S/ DONALD E. GOLIK
Title:	Senior Vice President & CFO
ATTEST
By:	/S/ RONALD W. GIELOW
Title:	Assistant Secretary

128

=============================================================================